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                                    EXHIBIT 5



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                            WILLKIE FARR & GALLAGHER
                               787 Seventh Avenue
                             New York, NY 10019-6099


December 14, 2001



Wright Medical Group, Inc.
5677 Airline Road
Arlington, Tennessee  38002

Ladies and Gentlemen:

We have acted as counsel to Wright Medical Group, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about December 14, 2001, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 4,767,051 shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), issuable pursuant to the terms of the Amended and Restated Wright Medical Group, Inc. 1999 Equity Incentive Plan (the "Plan").

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that, in our opinion, the shares of Common Stock to be originally issued, when issued in accordance with the terms of the Plan for consideration in excess of $0.01 per share, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.



Very truly yours,

/s/ Willkie Farr & Gallagher